UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 30, 2007
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 North Radnor-Chester Road, Suite 100, Radnor, PA	19087-5283
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 687-5253
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On June 30, 2007, pursuant to a Packaged Gas Business Equity Purchase Agreement, dated March 29, 2007 (the “Agreement”), by and among Airgas, Inc. (the “Company”), Linde Gas Inc., a Delaware corporation (the “Seller”), and Linde Aktiengesellschaft, a German corporation (the “Guarantor”), the Company completed the acquisition of Linde Gas USA LLC and with it most of the U.S. Packaged gas business of the Guarantor. Airgas paid cash consideration of approximately $310 million. The amount and type of consideration was determined on the basis of arm’s length negotiations between the Company and the Guarantor and is subject to a working capital adjustment. The acquisition was financed through borrowings under the Company’s Twelfth Amended and Restated Credit Agreement dated July 25, 2006, which was previously filed with the Securities and Exchange Commission as Exhibit 4 to the Company’s Form 10-Q for the quarter ended September 30, 2006.
     The closing of the acquisition was conditioned upon regulatory approval and other customary closing conditions. The business, which generated $346 million in revenue for the year ended December 31, 2006, includes 130 locations in 18 states with more than 1,400 employees. The acquired operations include branches, warehouses, packaged gas fill plants, and other operations involved in distributing packaged industrial and specialty gases and related equipment. Most of the acquired operations and personnel will be integrated with seven existing Airgas regional companies, entirely in the eastern U.S.
     The transaction excludes Linde’s LifeGas medical gas business, its Spectra Gas rare and specialty gas business, and its Caribbean and Canadian gases business. Also, Linde will retain certain acetylene production and packaged gas fill plants supporting the distributor customer business it will keep. The transaction also would not affect Linde’s ongoing merchant liquid, tonnage, pipeline and on-site business in North America and its packaged gas businesses in other parts of the world.
     The Agreement was filed as Exhibit 10.14 to the Company’s Form 10-K for the year ended March 31, 2007 and is incorporated herein by reference.
     The Company’s press release dated July 2, 2007 announcing the closing of the acquisition is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 8.01. Other Events
     In a separate transaction, the Company plans to transfer 17 of the acquired packaged gas facilities in the Carolinas, southern Virginia, and eastern Georgia to its joint venture partner, National Welders Supply Company, Inc. (“National Welders”). As separately announced, National Welders will soon transition from a joint venture to a wholly owned subsidiary of the Company. The transferred business employs about 185 people and had more than $50 million in revenues in 2006.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     In accordance with Item 9.01(a)(4), the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K no later than September 13, 2007, the last business day within 71 calendar days after the required filing date for this Current Report.
     (b) Pro forma financial information.
     In accordance with Item 9.01(b)(2), the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K no later than September 13, 2007, the last business day within 71 calendar days after the required filing date for this Current Report.

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(d) Exhibits.

Exhibit 10.14*	Packaged Gas Business Equity Purchase Agreement, dated March 29, 2007, by and among Linde Gas Inc., Linde AG and Airgas, Inc.

Exhibit 99.1	Press Release, dated July 2, 2007, issued by Airgas, Inc.

*	Previously filed as Exhibit 10.14 to the Company’s annual report on Form 10-K for the year ended March 31, 2007, and filed with the Securities and Exchange Commission on May 30, 2007.

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SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant and Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.	AIRGAS EAST, INC.
(Registrant)	AIRGAS GREAT LAKES, INC.
AIRGAS MID AMERICA, INC.
AIRGAS NORTH CENTRAL, INC.
BY: /s/ Thomas M. Smyth	AIRGAS SOUTH, INC.
Thomas M. Smyth	AIRGAS GULF STATES, INC.
Vice President & Controller	AIRGAS MID SOUTH, INC.
AIRGAS INTERMOUNTAIN, INC.
AIRGAS NORPAC, INC.
AIRGAS NORTHERN CALIFORNIA &
NEVADA, INC.
AIRGAS SOUTHWEST, INC.
AIRGAS WEST, INC.
AIRGAS SAFETY, INC.
AIRGAS CARBONIC, INC.
AIRGAS SPECIALTY GASES, INC.
NITROUS OXIDE CORP.
RED-D-ARC, INC.
AIRGAS DATA, LLC

(Co-Registrants)

BY: /s/ Thomas M. Smyth
Thomas M. Smyth
Vice President

DATED: June 30, 2007

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